EXHIBIT 3.1

COMMONWEALTH OF PUERTO RICO
CERTIFICATE OF AMENDMENT AND RESTATEMENT
OF CERTIFICATE OF INCORPORATION
OF
EVERTEC, INC.
REGISTRY NUMBER: 206,131
EVERTEC, Inc., a corporation organized and existing under the laws of the Commonwealth of Puerto Rico (the “Corporation”), does hereby certify as follows:
1.This Amended and Restated Certificate of Incorporation (this “Certificate”) was duly adopted by the board of directors (the “Board”) of the Corporation and the stockholders of the Corporation in accordance with the provisions of Article 8.02(b)(1) of the General Corporations Law of the Commonwealth of Puerto Rico of 2009 (the “General Corporations Law”) (14 L.P.R.A. §§ 3682(b)(1) and 3685).
2.This Certificate restates, integrates and further amends provisions of the original certificate of incorporation of the Corporation, which was filed with the Department of State of the Commonwealth of Puerto Rico on April 13, 2012 (as amended on September 19, 2012, April 1, 2013, April 17, 2013, and April 17, 2017, the “Original Certificate”).
3.The text of the Original Certificate is hereby amended and restated to read in its entirety as follows:

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
EVERTEC, INC.

THE duly elected BOARD OF DIRECTORS of the below named corporation, a corporation organized and existing under and in accordance with the General Corporations Law of the Commonwealth of Puerto Rico of 2009, as amended (the “General Corporations Law”), has duly adopted, with the express consent of the stockholders of the corporation as required by the provisions of Section 8.05 of the General Corporations Law (14 L.P.R.A. §3685), the following Amended and Restated Certificate of Incorporation (this “Certificate”) for such corporation:
ARTICLE I
NAME
The name of the corporation is EVERTEC, Inc. (the “Corporation”).
ARTICLE II
PURPOSE
The nature of the business of the corporation, to the extent permitted by applicable law, will be to invest, acquire, maintain, hold, re-invest, transact, sell, exchange, pledge, assign, transfer, convey, deal in shares, private or public, equity, participations and other interests in any entity, corporation, partnership, limited liability companies, limited liability partnerships, and other forms of legal entities, and any other lawful business authorized by the General Corporations Law and other applicable laws.
ARTICLE III
REGISTERED AGENT
The street address of the registered office of the Corporation in Puerto Rico is Carr. 176, Km. 1.2, Cupey Bajo, San Juan, Puerto Rico 00926; the mailing address is PO Box 364527, San Juan, PR 00936; and the name of the Corporation’s resident agent at such address is EVERTEC, Inc., with an email address: legal@evertecinc.com and telephone number: 787-759-9999.

ARTICLE IV
CAPITALIZATION
Section 4.1    Authorized Capital Stock.
(a)    The total number of shares of capital stock that the Corporation is authorized to issue is 208,000,000 shares, consisting of 206,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and, subject to Section 4.2 hereof, 2,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
(b)    The number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not to less than the number of shares then outstanding) by the affirmative vote of holders of a majority of the Common Stock of the Corporation entitled to vote. The powers, preferences and relative, participating, optional and other special rights of the respective classes of the Corporation’s capital stock or the holders thereof and the qualifications, limitations and restrictions thereof are set forth in this ARTICLE IV.
Section 4.2    Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the board of directors of the Corporation (the “Board”) and included in a certificate of designations (a “Preferred Stock Designation”) in accordance with the General Corporations Law, and, the Board is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.
Section 4.3    Common Stock. The terms of the Common Stock set forth below shall be subject to the express terms of any series of Preferred Stock.
(a)    Voting Rights. Except as otherwise provided herein or expressly required by law, the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders, the holders of shares of Common Stock shall have the exclusive right to vote on all matters properly submitted to a vote of the stockholders in accordance with the provisions of this Certificate and the Bylaws of the Corporation then in effect (the “Bylaws”). Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of shares of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation).
(b)    Dividends and Other Distributions. Dividends shall be paid in accordance with the General Corporations Law. Subject to the rights of the holders of Preferred Stock, if any, as provided in the General Corporations Law, this Certificate (as amended from time to time) or any resolution or resolutions approved thereon by the Board in connection with the issuance of Preferred Stock, the record holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and distributions.
(c)    Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, subject to the rights of holders of Preferred Stock, if any, in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.
(d)    Rights, Powers, Restrictions and Limitations. As required by the General Corporations Law, while the Corporation is entitled to issue more than one class of stock or more than one series of any class, any information consisting of the number of shares, voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and the qualifications, conditions, limitations or restrictions of such preferences and rights as approved by resolution or resolutions of the Board shall either be entered in full or summarized on the face or back of the certificate or certificates issued by the

Corporation to represent such stock, or a statement shall be inserted therein to the effect that the Corporation will provide, without charge to each stockholder who so requests, a list of such powers, rights, designations and preferences, and the qualifications, conditions, limitations or restrictions thereof.
ARTICLE V
DIRECTORS
Section 5.1     Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of (a) the General Corporations Law, (b) this Certificate and (c) any Bylaws adopted in accordance with this Certificate; provided, however, that, no Bylaws hereafter adopted shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.
Section 5.2    Election. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation (the “Directors”) need not be by written ballot.
ARTICLE VI
BYLAWS
The Bylaws may be adopted, amended, altered or repealed by the Board, subject to any limitations that may be contained in such Bylaws. Any Bylaws so adopted by the Board may be amended, modified or repealed by the affirmative vote of the holders holding at least a majority of the Common Stock and entitled to vote thereon, subject to any limitations that may be contained in such Bylaws.

ARTICLE VII
LIMITATION OF DIRECTOR LIABILITY;
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES
Section 7.1    Limitation of Director Liability. To the fullest extent that the General Corporations Law or any other law of Puerto Rico as the same exists or is hereafter amended permits the limitation or elimination of the liability of directors, no person who is or was a Director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the General Corporations Law or any other law of Puerto Rico as the same exists or is hereafter amended. Any repeal, modification or amendment of this Section 7.1 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 7.1, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of Directors and the Corporation does so) and shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Section 7.2    Indemnification and Advancement of Expenses.
(a)    To the fullest extent permitted by the General Corporations Law or any other applicable law of Puerto Rico, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was an incorporator, agent, resident agent, Director or officer of the Corporation or, while an incorporator, agent, resident agent, Director or officer of the Corporation, is or was serving at the request of the Corporation as an incorporator, resident agent, Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent, or in any other capacity while serving as a Director, officer, employee or agent, against all liability and loss suffered by such indemnitee and all expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, Employee Retirement Income Security Act, as amended (“ERISA”) excise taxes and penalties and amounts paid in settlement) incurred in a reasonable manner by such indemnitee in connection with such proceeding if such indemnitee acted in good faith and in a manner such indemnitee deemed to be reasonable and consistent with the best interests of the Corporation and not opposed thereto, and with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such indemnitee (i) did not act in good faith and in a manner that such indemnitee deemed to be reasonable and consistent with the best interests of the Corporation and not opposed thereto, and (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such indemnitee’s conduct was unlawful. The right to indemnification conferred by this Section 7.2 shall include the right to be paid by the Corporation for the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending, testifying or otherwise participating in any such proceeding in advance of its final disposition; provided, however, that, if the General Corporations Law requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnitee is not entitled to be indemnified for the expenses under this Section 7.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 7.2 shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be an incorporator, agent, resident agent, Director or officer and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.2, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.
(b)    The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 7.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested Directors, or otherwise.
(c)    Any repeal or amendment of this Section 7.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 7.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto) and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)    This Section 7.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.
(e)    The Corporation hereby acknowledges that an indemnitee may have certain rights to indemnification, insurance and/or advancement of expenses provided by one or more Persons (as defined herein) who employ such indemnitee or of which such indemnitee is a partner or member or with such Persons’ respective affiliated investment funds, managed funds and management companies, if applicable, or such Persons’ respective affiliates (collectively, the “Secondary Indemnitors”). “Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity (including any federal, national, supranational, state, provincial, Commonwealth, local or foreign or similar government, governmental subdivision, regulatory or administrative body or other governmental or quasi-governmental agency, tribunal, commission, court, judicial or arbitral body or other entity with competent jurisdiction) or any department, agency or political subdivision thereof. The Corporation hereby agrees (i) that it is the indemnitor of first resort—meaning that, its obligations under this Section 7.2 are primary and any obligation of the Secondary Indemnitors to advance expenses and provide indemnification for the same expenses and liabilities incurred by any such indemnitee are secondary, (ii) that it shall be required to advance the full amount of expenses incurred by any such indemnitee and shall be liable for the full amount of any losses, claims, damages, liabilities and expenses (including, without limitation, attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) to the extent legally permitted and as required by this Certificate, the Bylaws or any other agreement between the Corporation and such indemnitee, without regard to any rights that such indemnitee may have against the Secondary Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims that it has or may have against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Secondary Indemnitors shall affect the foregoing and that the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such indemnitee against the Corporation. The Corporation and each indemnitee agree that Secondary Indemnitors are express third-party beneficiaries of this Section 7.2.
ARTICLE VIII
STOCKHOLDER RIGHTS PLAN
Notwithstanding anything in this Certificate to the contrary, the adoption of any stockholder rights plan, rights agreement or any other form of “poison pill” that is designed to or has the effect of making an acquisition of large holdings of the Corporation’s Common Stock more difficult or expensive (“Stockholder Rights Plan”) or the amendment of any such Stockholder Rights Plan that has the effect of extending the term of a Stockholder Rights Plan or any rights or options provided thereunder, shall require the affirmative vote of a majority of the entire Board.
ARTICLE IX
DURATION
This Certificate will become effective at 12:00 a.m. Puerto Rico time on May 25, 2023. The term of existence of the Corporation will be perpetual.
ARTICLE X
SEVERABILITY
If any provision or provisions of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby; and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate (including, without limitation, each such portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE XI
AMENDMENT OF CERTIFICATE OF INCORPORATION
The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate by the affirmative vote of the stockholders holding at least a majority of the Common Stock then outstanding and entitled to vote, subject to the limitations on amending, altering, changing and repealing contained in ARTICLE VI. All rights, preferences and privileges herein conferred upon stockholders, Directors or any other Persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this ARTICLE XI. Any Person purchasing or otherwise acquiring any interest in any shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE XI.

IN WITNESS WHEREOF, the undersigned hereby swears that the facts herein stated are true, this 25th day of May, 2023.

/s/ Luis A. Rodríguez González
Secretary

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